Exhibit 4.10

ECOPETROL S.A.

TO

THE BANK OF NEW YORK MELLON

As Trustee under Ecopetrol S.A.’s Indenture dated as of July 23, 2009

Amendment No. 1 to the Indenture

Dated as of [●], 2015

AMENDMENT NO. 1, dated as of [●], 2015, to the Indenture, dated as of July 23, 2009 (“Indenture”), between Ecopetrol S.A., a mixed economy company (sociedad de economía mixta) (herein called the “Issuer” or the “Company”) duly established and validly existing under the laws of the Republic of Colombia (“Colombia”), having its principal executive office located at Carrera 13 No. 36-24, Bogotá, D.C. – Colombia, and The Bank of New York Mellon, a New York banking corporation (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as provided in the Indenture.

Section 901(14) of the Indenture provides that, without the consent of any Holders, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding, changing, or eliminating any of the provisions of the Indenture in respect of one or more series of the Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding.

Pursuant to the terms of the Indenture, the Company desires to add, change or eliminate certain provisions of the Indenture in respect of Securities to be issued on or after the date of this Amendment No. 1 to the Indenture.

All things necessary to make this Amendment No. 1 to the Indenture a valid agreement of the Company have been done.

NOW, THEREFORE, THIS AMENDMENT NO. 1 TO THE INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the applicable provisions to Securities to be issued after the date of this Amendment No. 1 to the Indenture, it is mutually agreed as follows:

ARTICLE ONE

AMENDMENTS TO THE INDENTURE

SECTION 1.01. Scope of Amendment. Except to the extent explicitly stated otherwise in this Amendment No. 1 to the Indenture, the amendments to the Indenture provided for herein shall apply only to any Securities of any Series issued on or after the date of this Amendment No. 1 to the Indenture, and such amendments shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Indenture or any other Securities issued heretofore. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect. The Indenture, as amended and supplemented by this Amendment No. 1 to the Indenture, is in all respects ratified and confirmed, and the Indenture and this Amendment No. 1 to the Indenture shall be read, taken and considered as one and the same instrument for all purposes.

SECTION 1.02. Change to Section 101.

(a) Section 101 of the Indenture is hereby amended to insert the following definition of “Authorized Officer” after the definition of “Authenticating Agent” and before the definition of “Authorized Newspaper”:

“Authorized Officer” has the meaning specified in Section 106.

(b) Section 101 of the Indenture is hereby amended to insert the following definition of “Capital Stock” after the definition of “Business Day” and before the definition of “Capitalized Lease Obligation”:

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

(c) The definition of “Colombian Government Entity GAAP” is hereby removed from the Indenture;

(d) The following definition of “Consolidated Net Tangible Assets” is hereby inserted after the definition of “Comparable Treasury Price” and before the definition of “Consolidated Total Assets”:

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

(e) The definition of “denomination currency” is hereby removed from the Indenture;

(f) The following definition of “IFRS” is hereby inserted after the definition of “Holder” and before the definition of “Indebtedness”:

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

(g) The following definition of “Instructions” is hereby inserted after the definition of “Indexed Security” and before the definition of “Interest Payment Date”:

“Instructions” has the meaning specified in Section 106.

(h) The definition of the term “Subsidiary” is hereby amended to read as follows:

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more of its Subsidiaries or (iii) one or more Subsidiaries of the Company.

(i) The definition of the term “Voting Stock” is hereby amended to read as follows:

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having power to vote for the election of directors, managers or other voting members of the governing body of such Person.

(j) The definition of the term “Wholly Owned” is hereby amended to read as follows:

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries;

(k) References to “Colombian Government Entity GAAP” are hereby replaced with “IFRS”.

SECTION 1.03. Change to Section 106. Section 106 of the Indenture is hereby amended to read as follows:

Section 106 Notices

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Company or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

SECTION 1.04. Change to Section 113. Section 113 of the Indenture is hereby amended to read as follows:

Section 113 Governing Law; Submission to Jurisdiction; Appointment of CSC; Sovereign Immunity Waiver.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of this Indenture and the Securities by the Company.

Each of the Trustee and the Company irrevocably consents and agrees, to the fullest extent permitted by applicable law, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on this Indenture may be brought in any United States federal or state court in the State of New York, County of New York.

The Company designates, appoints, and empowers Corporation Service Company with offices currently at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against any of the Company in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 113 reasonably satisfactory to the Trustee. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 113 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the federal courts located in The City of New York or the courts of the State of New York located in The County of New York and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably waives, to the fullest extent permitted by applicable law, any immunity (including sovereign immunity) from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, The City of New York, or in any competent court in Colombia; except as provided under (i) Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated on or after July 2, 2012 and (ii) Articles 513 and 684 of the Colombian Civil Procedure Code (Código de Procedimiento Civil), (which will be gradually superseded by Articles 593, 594 and 595 et al subject to the entry into force of Law 1564 of 2012 (Código General del Proceso) pursuant to the terms of article 627, paragraph 6 thereof and as determined by the Council of the Judiciary (Consejo Superior de la Judicatura), pursuant to which the revenues, assets and property of the Company located in Colombia are not subject to execution, set-off or attachment; provided, however, that under the laws of Colombia, any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents pursuant to Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated on or after July 2, 2012. Under the laws of Colombia, the regulations that govern statutes of limitations and other time limits for any suit, action, proceeding or jurisdiction may not be waived by the Issuer. In addition, to the extent that the Company or any of its revenues, assets or properties will be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien, attachment or any similar right or remedy, and to the extent that there will be attributed, in any jurisdiction, such an immunity, the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the Indenture and the Securities. The Company reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976, as amended, with respect to any action brought against it under the United States federal securities laws or any state securities laws.

SECTION 1.05. Change to Section 117. Section 117 of the Indenture is hereby amended to read as follows:

Section 117 Judgment Currency

Any amount received or recovered by any Holder on or under this Indenture or any Security (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) in a currency (the “Judgment Currency”) other than Dollars shall constitute a discharge of such obligation only to the extent of the amount of Dollars which the recipient is able to purchase with the amount so received or recovered in the Judgment Currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Dollar amount is less than the Dollar amount expressed to be due to such Holder, the Company will indemnify such Holder against any loss sustained by it as a result; if that dollar amount so purchased exceeds the dollar amount expressed to be due to such Holder, then such Holder agrees to remit to the Company such excess. Notwithstanding the foregoing, any payment required to be made by the Company under the indemnity set forth in this Section 117 shall remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of this Section 117, it shall be sufficient for the Holder of a Security to certify in a manner reasonably satisfactory to the Company (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Dollars been made with the amount so received in the Judgment Currency on the date of receipt or recovery (or, if a purchase of Dollars on such date had not been practicable, on the first date on which it would have been practicable which date and the reason for such impracticability shall be included in such certification). These indemnities constitute a separate and independent obligation from the other obligations hereunder and, to the full extent permitted by law, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Security and shall continue in full force and effect despite any other judgment or order for a liquidated amount in respect of any amount due under any Security.

SECTION 1.06. Change to Section 501. Section 501 of the Indenture is hereby amended to read as follows:

Section 501 Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture or Officer’s Certificate establishing the terms of such series pursuant to this Indenture:

(1) default in the payment of any interest on any Security, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

(2) default in the payment of the principal of or any premium on any Security, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their Stated Maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

(3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series) or the Securities and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under Section 603 of this Indenture;

(4) any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of the Company, other than the Securities, or any Material Subsidiary of the Company, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of US$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(5) the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against the Company or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

(6) the Company admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

(7) the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of the Company in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging the Company to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of the Company, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or of any substantial part of the property of the Company or ordering the winding up or liquidation of the affairs of the Company; and

(8) the commencement by the Company of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by the Company to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 1.07. Change to Section 502. Section 502 of the Indenture is hereby amended to read as follows:

Section 502 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in clause (7) or (8) of Section 501) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any declaration the principal or such lesser amount shall become immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section 501 above occurs, all unpaid principal of and accrued interest on the Outstanding Securities of that series (or such lesser amount as may be provided for in the Securities of such series) shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security of such series.

At any time after a declaration of acceleration or automatic acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul the declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay (i) all overdue installments of interest on all Securities of such series and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the Trustee in accordance with the Indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on any Securities of the series which have become due otherwise than by the declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided in such Securities; and

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by the acceleration, shall have been cured or waived as provided in Section 513.

No rescission granted pursuant to this Section 502 shall affect any subsequent default or Event of Default or impair any right consequent thereon.

SECTION 1.08. Change to Section 901. Section 901 of the Indenture is hereby amended to read as follows:

Section 901 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the Company (when authorized by or pursuant to an Officer’s Certificate) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; or

(3) to change or eliminate any restrictions on the payment of principal of, any premium or interest on or any Additional Amounts with respect to Securities, or to permit or facilitate the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect; or

(4) to establish the form or terms of Securities of any series as permitted by Section 201 and Section 301; or

(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610; or

(6) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or with the description of the Indenture and the Securities in any offering document, or to make any other provisions with respect to matters or questions arising under this Indenture as the Board of Directors may deem necessary or desirable which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect; or

(7) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(8) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(9) to supplement any of the provisions of this Indenture to such extent as shall, be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article Four, provided that any such action all not adversely affect the interests of any Holder of an Outstanding Security of such series or any other Security in any material respect; or

(10) to secure the Securities pursuant to Section 1006 or otherwise; or

(11) to make provisions with respect to conversion or exchange rights of Holders of Securities of any series; or

(12) to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding; or

(13) to qualify the Indenture under the Trust Indenture Act; or

(14) to add, change or eliminate any of the provisions of this Indenture in respect of one or more series of the Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision not (B) modify the rights of the Holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding.

SECTION 1.09: Change to Section 902. Section 902 of the Indenture is hereby amended to read as follows:

Section 902 Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to an Officer’s Certificate) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall:

(1) change the Stated Maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any Security;

(2) reduce the principal amount of, or the rate (or modify the calculation of the rate) of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any Security;

(3) shorten the period during which the Issuer is not permitted to redeem any Security (except as permitted by Section 1109), or permit the Issuer to redeem such Security prior to Maturity if, prior to such action, the Issuer is not permitted to do so (except as permitted by Section 1109);

(4) change any obligation to pay the Additional Amounts described under Section 1005;

(5) change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any Security is payable;

(6) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of any Holder, on or after the date for repayment);

(7) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required in order to take certain actions;

(8) reduce the requirements for quorum or voting by Holders of Securities as provided in this Indenture; or

(9) modify any of the provisions of this Section 902, Section 513 or Section 1011 except to increase any percentage vote required or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 1.10. Change to Section 1003. Section 1003 of the Indenture is hereby amended to read as follows:

Section 1003 Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act. Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. The Company shall cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture, and the Company shall have no proprietary or other interest whatsoever in such amounts; and so long as the Trustee or such Paying Agent holds the funds so deposited and such funds are available to Holders of the Securities entitled thereto in accordance with the terms of the Securities of such series and this Indenture and Holders of such Securities are not prevented from claiming such funds in accordance with the terms of such Securities and this Indenture, the Company shall not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1.11: Change to Section 1005. Section 1005 of the Indenture is hereby amended to read as follows:

Section 1005 Additional Amounts.

All payments to be made in respect of the Securities are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the Securities or otherwise under this Indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the Securities or otherwise under this Indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law. Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i)	any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such Holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by this Indenture and the receipt of payments hereunder (including under the Securities);

(ii)	any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii)	any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (3), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv)	any Tax imposed on a payment on the Securities required to be made pursuant to Council Directive 2003/48/EC of the Council of the European Union on the taxation of savings income in the form of interest payments (or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council Meeting of 26 and 27 November 2000) or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(v)	any Security presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the Security been presented during such 15-day period);

(vi)	any Tax payable other than by withholding or deduction from payments of principal or of interest on the Security;

(vii)	any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(viii)	any Tax imposed on or in respect of any Note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(ix)	any combination of the circumstances described in clauses (i) through (viii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

The Company shall provide the Trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the Trustee.

The obligation to pay Additional Amounts will survive the repayment of the Securities and the sale or transfer of the Securities (or beneficial interests therein) by any investor.

In addition, the Company shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any Security or from the execution, delivery, registration, recording or enforcement of the Securities and this Indenture (other than any Taxes paid in accordance with the first paragraph of this Section 1005).

SECTION 1.12. Change to Section 1006. Section 1006 of the Indenture is hereby amended to read as follows:

Section 1006 Limitation on Liens.

The Company shall not, and shall not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of the Company or any Material Subsidiary, unless effective provision is made whereby the Securities (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

(1) Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(2) Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(3) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of the Company or any Material Subsidiary;

(4) Liens on any property or assets existing at the time of acquisition thereof by the Company or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by the Company or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of the Company or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

(5) Liens existing as of (i) the date of this Indenture and (ii) with respect to each series of Securities, the date of issuance of such series of Securities;

(6) Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of the Company or any Material Subsidiary other than the property for which such Indebtedness was incurred;

(7) Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(8) Liens arising out of judgments or awards against the Issuer or a Material Subsidiary which have not resulted in an Event of Default;

(9) Liens to secure the Securities;

(10) (i) Liens granted in favor of the Company and/or any Wholly Owned Subsidiary to secure Indebtedness owing to the Company or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

(11) Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of the Company or any Subsidiary;

(12) Liens securing Internal Indebtedness;

(13) Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

(14) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(15) Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;

(16) Liens arising out of governmental concessions or licenses held by the Company or any of its Subsidiaries;

(17) Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

(18) Liens or deposits required by any contract or statute or other regulatory requirements in order to permit the Company or any Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to the Company or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

(19) Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of the Company’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

SECTION 1.13. Changes to Section 1101. Section 1101 of the Indenture is hereby amended to read as follows

Section 1101 Applicability of Article.

Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or therein or pursuant hereto or thereto) this Article.

SECTION 1.14. Changes to Subsection 17 of Reverse Side of Note. Section 17 of Reverse Side of Note of the Indenture is hereby amended to read as follows:

17. Defaults and Remedies.

“Event of Default”, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any Note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

(2) default in the payment of the principal of or any premium on any Note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

(3) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture or the Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in Section 501 of the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of Securities other than this series) or the Securities and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under Section 603 of this Indenture;

(4) any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of the Company, other than the Notes, or any Material Subsidiary of the Company, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of US$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(5) the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against the Company or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

(6) the Company admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

(7) the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of the Company in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging the Company to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of the Company, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or of any substantial part of the property of the Company or ordering the winding up or liquidation of the affairs of the Company; and

(8) the commencement by the Company of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by the Company to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

If an Event of Default with respect to the Notes at the time Outstanding (other than an Event of Default specified in clause (7) or (8) of this Section 17) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any declaration the principal or such lesser amount shall become immediately due and payable. If an Event of Default specified in clause (7) or (8) of this Section 17 occurs, all unpaid principal of and accrued interest on the Outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Note.

At any time after a declaration of acceleration or automatic acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul the declaration and its consequences if:

1.          the Company has paid or deposited with the Trustee a sum of money sufficient to pay (1) all overdue installments of any interest on and Additional Amounts with respect to all the notes and (2) all fees and expenses incurred by the Trustee in accordance with the Indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest on the notes; and

2.          all Events of Default with respect to the Notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the Notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted pursuant to Section 502 of the Indenture shall affect any subsequent default or Event of Default or impair any right consequent thereon.

SECTION 1.15. Changes to Subsection 19 of Reverse Side of Note. Section 19 of Reverse Side of Note of the Indenture is hereby amended to read as follows:

19.         Governing Law; Submission to Jurisdiction; Appointment of CSC; Sovereign Immunity Waiver.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the Indenture and this Note by the Company.

Each of the Trustee and the Company irrevocably consents and agrees, to the fullest extent permitted by applicable law, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on the Indenture and this Note may be brought in any United States federal or state court in the State of New York, County of New York.

The Company designates, appoints, and empowers Corporation Service Company with offices currently at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against any of the Company in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with the Indenture and this Note and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes under Section 113 of the Indenture reasonably satisfactory to the Trustee. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 19 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture and this Note brought in the federal courts located in The City of New York or the courts of the State of New York located in The County of New York and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably waives, to the fullest extent permitted by applicable law, any immunity (including sovereign immunity) from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, The City of New York, or in any competent court in Colombia; except as provided under (i) Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated on or after July 2, 2012 and (ii) Articles 513 and 684 of the Colombian Civil Procedure Code (Código de Procedimiento Civil), (which will be gradually superseded by Articles 593, 594 and 595 et al subject to the entry into force of Law 1564 of 2012 (Código General de Proceso) pursuant to the terms of article 627, paragraph 6 thereof and as determined by the Council of the Judiciary (Consejo Superior de la Judicatura), pursuant to which the revenues, assets and property of the Company located in Colombia are not subject to execution, set-off or attachment; provided, however, that under the laws of Colombia, any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents pursuant to Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated on or after July 2, 2012. Under the laws of Colombia, the regulations that govern statutes of limitations and other time limits for any suit, action, proceeding or jurisdiction may not be waived by the Issuer. In addition, to the extent that the Company or any of its revenues, assets or properties will be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien, attachment or any similar right or remedy, and to the extent that there will be attributed, in any jurisdiction, such an immunity, the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the Indenture and this Note. The Company reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 as amended, with respect to any action brought against it under the United States federal securities laws or any state securities laws.

ARTICLE TWO

SECTION 2.01. Execution in Counterparts. This Amendment No. 1 to the Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 2.02. Governing Law. This Amendment No. 1 to the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of this Amendment No. 1 to the Indenture by the Company.

SECTION 2.03. The Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Indenture to be duly executed as of the day and year first above written.

ECOPETROL S.A.

By:
Camilo Marulanda López
Acting Chief Executive Officer

[Signature Page to Amendment No. 1 to the Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name: Catherine F. Donohue
Title: Vice President

[Signature Page to Amendment No. 1 to the Indenture]

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